Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Freedom Lifetime Income I Portfolio, Freedom Lifetime Income II Portfolio, and Freedom Lifetime Income III Portfolio, which is included in Post-Effective Amendment No. 80 to the Registration Statement No. 811-03759 on Form N-1A of Variable Insurance Products Fund IV.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
July 11, 2005